Exhibit 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Ashland Inc. 1997 Stock Incentive Plan and to the incorporation by reference therein of our report dated November 6, 1996, with respect to the consolidated financial statements and schedule of Ashland Inc. and subsidiaries, included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



Louisville, Kentucky
August 11, 1997